UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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[LOGO]

Second Quarter 2006

Investor Meetings

Daniel N. Hannon

Senior Vice President – Finance & Corporate Development

April 5-6, 2006

[LOGO]

Forward–Looking Statements

This presentation contains “forward-looking statements.” Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto. Forward-looking statements relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

This presentation contains non-GAAP measures as defined by the Securities and Exchange Commission rules. A reconciliation of these measures to the most directly comparable GAAP measures is contained in the appendix.

Business Overview

Dedicated to Competitive Markets for Electricity

Wholesale	Retail
• Manage commodity inputs to generate electricity	• Procure and supply electricity to end users

• Capital intensive and cyclical	• Low capital investment requirement with relatively stable earnings
• Key long-term drivers
• Commodity prices
• Supply/demand balance	• Key long-term driver = competitive intensity

• Short-term earnings impacted by weather and commodity price volatility	• Short-term earnings impacted by weather and competitive tactics

Value Proposition

Wholesale

Industry consolidation				Improving supply/demand fundamentals

	Diversified and well-positioned portfolio		Proven plant operations expertise

Highly efficient customer-focused platform

	Strong franchise		Industry-leading marketing skills

Improving cash flows with return to competitive margins				Emerging competitive model

Retail

Wholesale Business

•                  Overview

•                  ~16,000 MW generation capacity

•                  ~33.3 TWh* produced in 2005

•                  Open model strategy

•                  No new forward power sales from coal assets

•                  Exit existing hedges consistent with collateral reduction plan

•                  Continue limited hedging in select circumstances

Year-End 2005 Generating Capacity	2005 Open Gross Margin

[CHART]	[CHART]

*  Excludes PPAs, tolling agreements, and assets sold during 2005.

Wholesale Earnings Model

Number of economic hours

X	Commercial capacity factor

=	Generation volume

X	Unit margin

=	Energy margin

+	Other margin

=	Open wholesale gross margin

Commercial Capacity Factor

[CHART]	Committed to top quartile operating performance by 2008

1)              Commercial capacity factor = generation volume divided by economic hours

2)              Capacity factor = % economic x commercial capacity factor

Wholesale Uplift at Mid-Cycle Economics(1)

[CHART]

(1)   The GAAP financial measures for these items are not accessible on a forward-looking basis. Actual results of operations could vary significantly from estimates. 7.5% required return on new generation

Retail Business

2005 Volume	2005 Gross Margin

[CHART]	[CHART]

•                  Overview

•                  ~66.4 TWh* (2005)

•                  ~1.9 million customers (12/31/05)

•                  Retail earnings model

Sales volumes (MWh)

X               Unit margin ($/MWh)

=                 Retail gross margin

•                  Strategy

•                  Transition to full competition with return to competitive margins

•                  Maintain ERCOT market leadership

*  Excludes 0.9 TWh of reported Retail operational volumes associated with a tolling agreement which ended in May-05.

2006-2008 Outlook Based on Forward Commodity Prices(1), (2)

$ Millions

	2006E	2007E	2008E

Adjusted retail gross margin	$681	$868	$877
Open wholesale gross margin	1,182	1,393	1,380
Total open gross margin	$1,863	$2,261	$2,257

Total Expenses(3)	$1,123	$1,119	$1,100

Open EBITDA	$740	$1,142	$1,157

Impact of historical wholesale hedges(4)	$(422)	$(250)	$(108)

Emission allowance sales(5)	139	—	—

Adjusted EBITDA	$457	$892	$1,049

(1)          2006 outlook based on forward commodity prices as of 3/8/06 plus January and February actuals. 2007 and 2008 outlook based on forward commodity prices as of 12/29/05

(2)          Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings

(3)          Excluding interest, income taxes, and depreciation & amortization

(4)          Includes remaining and closed power hedges, fuel hedges, long-term tolling purchases, and gas transportation

(5)          2006 emission allowances sales through February 28, 2006.

Gross Margin Sensitivities

$ Millions

Wholesale

Commodity	Market	Plant	Retail

[CHART]	[CHART]	[CHART]	[CHART]

*Offsetting impact to depreciation and amortization expense = SO2 price change x difference between expected emissions and inventory

Capital Committed to Collateral

Collateral Roll-off	Net Natural Gas Exposure*

$ Millions	Net BCFe

[CHART]	[CHART]

•                  Reduce committed capital by at least $1 billion

•                  Migrate to open model in wholesale business

•                  Credit-enhanced structure for retail supply

* Exposure to increasing collateral requirements.

[LOGO]

Appendix

April 5-6, 2006

Forward Market Data Used in Outlook*

	2006	2007	2008

NYMEX Gas ($/MMBtu)	7.70	10.15	9.26

Coal ($/MMBtu)	1.87	1.98	1.96

SO2 ($/ton)	966	1,512	1,454

NOX ($/ton)	1,989	2,475	2,475

Avg Plant to Hub Basis ($/MWh) (5x16)**	-5.20	-9.42	-7.73

PJM WHUB ($/MWh) (5x16)	66.64	85.06	76.35

CIN HUB ($/MWh) (5x16)	53.91	68.50	62.25

*      2006 outlook based on forward commodity prices as of 3/8/06 plus January and February actuals. 2007 and 2008 outlook based on forward commodity prices as of 12/29/05.

**   Forward plant to hub basis estimated by Reliant Energy utilizing forward market data and historical commodity relationships

Open Wholesale Key Earnings Drivers

Economic Generation (TWh)	Commercial Capacity Factor

[CHART]	[CHART]

Open Unit Margin ($/MWh)	Open Gross Margin ($MM)

[CHART]	[CHART]

Wholesale Generation Detail

Economic Generation	2006		2007		2008
(MWh in the money)	MWh	% Economic	MWh	% Economic	MWh	% Economic
PJM Coal	23,849,823	81.8%	22,597,003	77.5%	21,941,158	75.1%
MISO Coal	7,923,112	71.5%	6,234,060	56.2%	5,777,666	52.0%
Total Coal	31,772,935	79.0%	28,831,062	71.7%	27,718,823	68.7%

PJM/MISO Gas	454,852	1.5%	306,206	1.0%	226,788	0.7%
West*	4,981,479	19.0%	5,259,150	20.1%	8,361,451	31.8%
Other	6,204,367	87.6%	6,024,740	92.8%	5,281,385	81.1%
Total Gas/Oil	11,640,698	18.2%	11,590,096	18.3%	13,869,624	21.8%

Total	43,413,633	41.7%	40,421,158	39.0%	41,588,448	40.0%

Commercial Capacity Factor	2006	2007	2008

PJM Coal	81.0%	81.9%	86.3%
MISO Coal	79.7%	67.3%	87.5%
Total Coal	80.7%	78.7%	86.5%

PJM/MISO Gas	86.2%	85.8%	88.0%
West*	94.2%	91.9%	92.4%
Other	86.5%	84.1%	84.3%
Total Gas/Oil	89.8%	87.7%	89.2%

Total	83.1%	81.3%	87.4%

Generation Volume	2006	2007	2008

PJM Coal	19,310,167	18,504,591	18,925,734
MISO Coal	6,315,059	4,197,513	5,057,498
Total Coal	25,625,225	22,702,104	23,983,232

PJM/MISO Gas	392,296	262,600	199,467
West*	4,690,595	4,831,971	7,721,923
Other	5,369,228	5,069,503	4,450,242
Total Gas/Oil	10,452,119	10,164,073	12,371,632

Total	36,077,344	32,866,177	36,354,864

* Excludes PPAs and tolling agreements.

Plant Margins

Unit Margin ($/MWh)	2006	2007	2008
PJM Coal	$33.48	$42.90	$39.09
MISO Coal	26.96	38.93	35.05
Total Coal	31.87	42.17	38.24

PJM/MISO Gas	20.11	25.61	20.48
West	0.63	4.65	8.27
Other	1.82	7.38	8.69
Total Gas/Oil	1.97	6.55	8.62

Total	$23.21	$31.15	$28.16

Energy Gross Margin ($MM)	2006	2007	2008
PJM Coal	$647	$794	$740
MISO Coal	170	163	177
Total Coal	817	957	917

PJM/MISO Gas	8	7	4
West	3	22	64
Other	10	37	39
Total Gas/Oil	21	67	107

Total	$837	$1,024	$1,024

Other Margin ($MM)	2006	2007	2008
PJM Coal	$35	$55	$53
MISO Coal	3	2	2
Total Coal	38	57	55

PJM/MISO Gas	29	29	29
West	177	170	165
Other	102	113	107
Total Gas/Oil	307	312	301

Total	$345	$369	$356

Historical Wholesale Hedge Detail(1)

	2006	2007	2008

Total Closed Hedges (MWh)	4,620,800	1,872,000	1,664,000
Avg Sales Price	$54.06	$54.79	$47.84
Avg Buyback Price	$(94.04)	$(76.39)	$(69.15)
Total Closed Value ($MM)	$(185)	$(40)	$(35)

Total Remaining Hedges (MWh)	17,474,230	7,821,048	1,222,229
Avg Hedge Price	$50.07 (2)	$46.24 (2)	$40.28 (2)
Current Market Price	$(61.43)	$(79.28)	$(86.09)
Other ($MM)	$(0.1)	$0.3	$0.2
Total Remaining Hedge Value ($MM)	$(199)	$(258)	$(56)

Total Fuel Hedges (MMBtu)	214,744,005	87,020,106	17,163,672
Avg Hedged Fuel Cost(3)	$1.95	$1.28	$1.17
Avg Market Fuel Cost	$2.13	$2.07	$1.97
Fuel Hedge Value ($MM)	$38	$69	$14
Fuel Inventory Value ($MM)	$—	$2	$16
Total Fuel Value ($MM)	$38	$71	$30

Other Hedges
Tolling/gas transport ($MM)	$(77)	$(22)	$(47)

Total Hedge Value ($MM)	$(422)	$(250)	$(108)

(1)   2006 based on forward commodity prices as of 3/8/06 plus January and February actuals. 2007 and 2008 outlook based on forward commodity prices as of 12/29/05. Includes closed and remaining power hedges, fuel hedges, long-term tolling purchases, and gas transportation

(2)   On-peak (5x16) hedge volumes are 50% of the total in 2006, 62% in 2007, and 38% in 2008; the balance are off-peak.

(3)   Fuel hedge data excludes Seward

SO2 Emission Allowances

	Vintage Year
Current Position (tons)	2006	2007	2008	2009	2010-2014

Allowances required for forward sales	204,648	84,557	16,018	12,039	24,077
Current allowances inventory	221,166	95,225	33,675	58,231	360,703	*
Excess inventory	16,518	10,668	17,657	46,192	336,625

Expected emissions	243,214	197,974	210,044

Emission Allowance Sales Since 9/1/05**	2006	2007	2008	2009

Allowances (tons)	27,200	50,000	125,500	94,444
Average price ($/ton)	$1,020	$1,073	$1,064	$1,079
Total proceeds from sales activity ($MM)	$28	$54	$133	$102

*      Total allowances are 721,405.  Beginning in 2010, 2 allowances are required for 1 ton of emissions

**   Sales as of February 28, 2006

Capital Expenditures

	2005	2006		2007		2008
	(in millions)
Maintenance capital expenditures:
Retail energy	$9	$10		$8		$8
Wholesale energy (1)	28	71		108		59
Other operations	7	10		8		8
	$44	$91		$124		$75
Environmental	8	51-67	(2)	83-117	(2)	149-217	(2)
Construction of new generating facilities	30	—		—		—
Total capital expenditures	$82	$142-158		$207-241		$224-292

(1)   Excludes $7 million for 2006 through 2011 for pre-existing environmental conditions and remediation, which have been accrued for in our consolidated balance sheet as of December 31, 2005.

(2)   The environmental range is based on current regulations, current technology, and current forward commodity prices.

Retail Key Earnings Drivers

Volumes* (TWh)	Mass Margin ($/MWh)

[CHART]	[CHART]

C&I Margin ($/MWh)	Adjusted Gross Margin ($MM)

[CHART]	[CHART]

Simplified Wholesale Gross Margin
Sensitivities Assumptions

Gross margin
change ($MM)
Natural gas sensitivity ($1/mmbtu)
On-peak power price impact - assumes 8.0 market implied heat rate (MIHR) and all 5x16 hours are affected
$1/mmbtu nat gas change x 8.0mmbtu/MWh on-peak x 4600MW coal x 4160 hrs per year x 85% availability	130

Off-peak power price impact - assumed to be negligible (simplifying assumption)	0

Average on-peak and off-peak plant-to-hub congestion (PJM only)
1.5 mmbtu/MWh (MIHR) congestion per $1/mmbtu nat gas move x 3300MW coal x 8760hrs x 65% cap factor	-28
Estimated net gross margin change from $1 move in natural gas	102

Coal sensitivity ($0.10/mmbtu)
On-peak power price impact - assumes are not affected, while costs increase
$0.10/mmbtu coal price move x 10.3 mmbtu/MWh unit heat rate x 4600 MW coal x 4160 hrs x 85% availability	17

Off-peak power price impact - assumes off-peak prices increase in line with coal cost (simplifying assumption)	0
Estimated net gross margin change from $0.10 move in coal	17

SO2 sensitivity ($100/ton)
On-peak power price impact - assumes prices are not affected (simplifying assumption)	0

Off-peak power price impact - assumes off-peak prices increase in line with SO2 cost
$100 per ton x 1 ton per 80MWh x 4600MW coal x 4600 offpeak hrs per yr x 50% cap factor	13
Estimated net gross margin change from $100 move in SO2	13

Weather sensitivity (0.25mmbtu/MWh (MIHR))
Assumes that only on-peak power prices/heat rates are affected, $10 nat gas, and that coal and CCGTs are in the money throughout the year and that California portfolio is in the money July-Sep
Coal: 0.25mmbtu/MWh x $10 nat gas x 4600 MW x 4160 hrs per year x 85% availability	41
CCGTs: 0.25mmbtu/MWh x $10 nat gas x 1600 MW open x 4160 hrs per year x 90% availability	15
Calif: 0.25mmbtu/MWh x $10 nat gas x 2500 MW open x 1250 hrs per summer x 85% availability	7
Estimated net gross margin change from 0.25 move in market implied heat rates across year	62

* May differ from model simulation results because of simplifying assumptions used

Adjusted Gross Margin Reconciliations(1)

$ Millions

	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
	2006	2006	2007	2007	2008	2008
Retail Energy:
Gross Margin (2)	$763	$763	$900	$900	$889	$889
Unrealized (gains)/losses on energy derivatives		(82)		(32)		(12)
Gross Margin (2)	763	681	900	868	889	877

Operating Expenses (excluding fuel and cost of gas sold):
Operation and maintenance	232	232	225	225	219	219
Selling and marketing	100	100	107	107	112	112
Bad debt expense	75	75	71	71	68	68
Contribution margin - Retail Energy	356	274	497	465	490	478

Wholesale Energy:
Gross Margin (2) (3)	1,312	1,312	1,388	1,388	1,367	1,367
Unrealized (gains)/losses on energy derivatives		(130)		5		13
Open gross margin (2) (3)	1,312	1,182	1,388	1,393	1,367	1,380
Historical wholesale hedges	(422)		(250)		(108)
Gross Margin (2)	890	1,182	1,138	1,393	1,259	1,380

Operating Expenses (excluding fuel and cost of gas sold):
Operation and maintenance	581	581	596	596	573	573
Contribution margin - Wholesale Energy	309	601	542	797	686	807

Consolidated:
Gross Margin (2)	1,653	1,863	2,038	2,261	2,148	2,257

Operation and maintenance	813	813	821	821	792	792
Selling and marketing	100	100	107	107	112	112
Bad debt expense	75	75	71	71	68	68
Contribution margin - Consolidated	665	875	1,039	1,262	1,176	1,285

Other general and administrative	137	137	121	121	128	128
Gains on sales of emission allowances, net	(139)	(139)	—	—	—	—
Depreciation and amortization	378	378	466	466	579	579
Operating income	289	499	452	675	469	578
Historical wholesale hedges		(422)		(250)		(108)
Operating income		77		425		470

(1)   Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings.

(2)   Revenues less purchased power, fuel and cost of gas sold.

(3)   2006 based on forward commodity prices as of 3/8/2006 plus January and February actuals. 2007-2008 based on forward commodity prices as of 12/29/2005

Open EBITDA Reconciliations(1)

$ Millions

	2006	2007	2008

Income (loss) from continuing operations before income taxes	$(89)	$136	$186
Delivery of product underlying the unrealized (gains) losses on energy derivatives	(212)	(27)	1
Depreciation and amortization	378	466	579
Interest expense, net	380	317	283
Adjusted EBITDA	$457	$892	$1,049
Historical wholesale hedges (2)	422	250	108
Gains on sales of emission allowances (3)	(139)	—	—
Open EBITDA	$740	$1,142	$1,157

(1) Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings.

(2) Historical wholesale hedges excluded from Open EBITDA are primarily related to closed and remaining power hedges, fuel hedges, long-term tolling purchases and gas transportation and are calculated using forward commodity prices as of March 8, 2006 for 2006 and as of December 29, 2005 for 2007-2008.

(3) Sales through February 28, 2006.

Important Information

Reliant Energy and its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies for the 2006 Annual Meeting of Stockholders. Information concerning such participants and their interests is available in Reliant Energy’s Preliminary Proxy Statement on Schedule 14A, which was filed by Reliant Energy with the Securities and Exchange Commission on April 3, 2006.

Stockholders of Reliant Energy are advised to read Reliant Energy’s Preliminary Proxy Statement and Definitive Proxy Statement (when available) in connection with Reliant Energy’s solicitation of proxies because they do and will contain important information.

Stockholders of Reliant Energy and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and any other documents filed by Reliant Energy with the SEC, at the SEC’s Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting the firm assisting Reliant Energy in the solicitation of proxies: Innisfree M&A Incorporated toll free at 1-877-825-8793 or collect at (212) 750-5833.